Exhibit 99.1

TILT Holdings Completes the Refinancing of its Legacy Debt, Successfully Reduces Outstanding Debt by 47% Year Over Year

The Company also announces completion of its US $15 million sale-leaseback transaction for its PA cultivation and manufacturing facility; changes to Board of Directors

PHOENIX, Feb. 16, 2023 -- TILT Holdings Inc. (“TILT” or the “Company”) (NEO: TILT) (OTCQX: TLLTF), a global provider of cannabis business solutions that include inhalation technologies, cultivation, manufacturing, processing, brand development and retail, today announced a series of transactions that alleviates its near-term debt maturity and further reduces the Company’s non-revolving debt to US $46 million, down from US $86.7 million in December 2021.

The Company repaid US $2 million of debt retiring the remainder of its 2019 senior debt facility, previously extended to February 28, 2023, with no further obligations. Subsequently, on February 15, 2023, the Company amended and extended terms with its junior noteholders (the “Junior Noteholders”) to provide for amended and restated promissory notes (the “Amended and Restated Notes”) with an aggregate principal balance of US $38 million. The amended and restated notes bear a floating interest rate at the higher of 16% or Prime +8.5%, and mature in February 2026. Also on February 15, 2023, the Company issued $8.2 million of payment-in-kind secured promissory notes maturing in February 2027 and carrying the same interest rate as the amended and restated notes, in satisfaction of certain outstanding aged and accrued accounts payable held by the Junior Noteholders. The Company did not receive any new proceeds from the Junior Noteholders as a result of the amendments to the debt facility.

Approximately 62 million of warrants issued pursuant to the 2019 senior debt facility expired unexercised in November 2022. In conjunction with its issuance of the Amended and Restated Notes, the Company subsequently issued approximately 92 million warrants carrying a seven-year term (each a “Warrant”). Each Warrant is exercisable at any time prior to its expiration for one common share of the Company at an exercise price of US $0.07084 per common share.

Additionally, TILT has completed its previously announced sale-leaseback transaction with Innovative Industrial Properties, Inc. pertaining to its White Haven, Pennsylvania facility for US $15 million, with net proceeds used towards repayment of debt and working capital.

“Anytime a company can reduce its long-term debt by almost 50% over a 12-month period, is remarkable," said Gary Santo, TILT's Chief Executive Officer. “Our ability to withstand unprecedented sector headwinds and overcome the lack of access to traditional banking products and inefficient capital markets is a true testament to the strength and perseverance of our team. Resolving our near-term debt maturities puts TILT on firm footing to be able to focus on revenue growth, improving margins, exploring M&A, and executing against our strategic plan.”

Dana Arvidson, TILT’s Chief Financial Officer, added, “The reduction of TILT’s long-term debt, together with the completion of the sale-leaseback of our Pennsylvania cultivation and manufacturing facility, aligns with our goal of remaining asset-light while maintaining a prudent capital structure.”

The Company also announced changes to its board of directors (the “Board”). On February 10, 2023, Mark Scatterday resigned as a director of the Company effective that day. An industry veteran, founder of Jupiter Research, LLC and former Chief Executive Officer of the TILT, Mr. Scatterday was integral in the development of the Company’s inhalation hardware business.

“We thank Mark for his leadership over the years and many contributions to TILT’s success,” said Mr. Santo. “As CEO and Chairman of the Board, Mark helped stabilize the Company allowing TILT to exit 2019 as one of the only MSOs able to survive on solely its cash flow from operations. His support of the current management team and its business strategy has been instrumental in positioning TILT for long-term growth.”

In addition, effective February 15, 2023, the Board designees of the senior debt noteholders, Jane Mathieu and Mark Coleman, resigned as directors of the Company as contemplated under the 2019 senior debt facility. Pursuant to the amended debt facility, TILT has reduced its number of Board members from six to five. Similar to the terms of the Company’s 2019 debt facility, two Board members shall be noteholder designees. Accordingly, TILT has appointed one such designee, Adam R. Draizin, to the Board. Mr. Draizin is with an affiliated entity, Collisto Collaborations, LLC, and is a Junior Noteholder. The remaining noteholder designee will be appointed at a later date.

Continued Santo, “Jane Mathieu and Mark Coleman have been invaluable to TILT over the years and I cannot thank them enough for their service. Their experience and candor were key factors in my joining TILT and management could not have accomplished its repositioning of TILT without their support and guidance.”

About TILT

TILT helps cannabis businesses build brands. Through a portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers in regulated markets across 39 states in the U.S., as well as Canada, Israel, South America and the European Union. TILT’s core businesses include Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing; and cannabis operations, Commonwealth Alternative Care, Inc. in Massachusetts, Standard Farms LLC in Pennsylvania, Standard Farms Ohio, LLC in Ohio, and its partnership with the Shinnecock Indian Nation in New York. TILT is headquartered in Phoenix, Arizona. For more information, visit www.tiltholdings.com.

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward looking information may include, without limitation expectations relating to TILT’s debt refinancing, the Company’s growth expectations in the future, the anticipated additional director nominee to be proposed by the Noteholder Representative of the Junior Noteholders, the opinions or beliefs of management, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT, and includes statements about, among other things, future developments, the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “will”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that it will be completed on the terms described above and that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking information. Such risk factors include, but are not limited to, those described under the heading “Risk Factors” in Amendment No. 2 to the Form 10 Registration Statement and “Item 1A Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, in each case, as filed by TILT with the United States Securities and Exchange Commission and on SEDAR at www.sedar.com.

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications

TILT Holdings Inc.

lricci@tiltholdings.com

Media Contact:

Leland Radovanovic

Trailblaze

TILT@trailblaze.co

845-200-5249